EXHIBIT 99.1

CollabRx Reports Q3 Fiscal Year 2013 Financial Results

San Francisco, Calif., February 12, 2013 – CollabRx, Inc. (the “Company”) (NASDAQ: CLRX) today announced financial results for the Third Quarter Fiscal Year 2013, which ended December 31, 2012.

Fiscal 2013 Second Quarter Financial Statement Highlights

•
The Company’s Net Loss per share in the Third Quarter of Fiscal 2013 was $(0.61), compared with Net Income per share of $1.35 in the Third Quarter of the prior fiscal year and Net Loss per share of $(0.68) in the Second Quarter of Fiscal Year 2013.

•
CollabRx recorded a Net Loss of $(1.15 million) in the Third Quarter of Fiscal Year 2013, compared with Net Profit of $2.27 million in the Third Quarter of the prior fiscal year and Net Loss of $(1.28 million) in the Second Quarter of Fiscal Year 2013.

•	Operating Expenses totaled $1.28 million for the three months ended December 31, 2012 and included a full quarter of the expenses of the merged company.

•	CollabRx ended the Third Quarter of Fiscal Year 2013 with approximately $5.1 million in cash.

Business Highlights

•
Under the terms of a multi-year partnership agreement with Life Technologies Corporation (NASDAQ: LIFE), CollabRx initiated activities during the Fiscal Third Quarter related to the development and commercialization of CollabRx technology and content resources to be used in conjunction with Life Technologies’ global cancer diagnostics development and its laboratory developed test services business.

•
CollabRx introduced a second-generation Lung Cancer Therapy Finder App,  which is available to 96% of all U.S. oncologists via the “Oncology Next” portion of MedPage Today, a property of Everyday Health.  CollabRx subsequently announced an enhancement of the app on February 7, 2013.  CollabRx receives license fees and a portion of sponshorship revenue associated with the “Oncology Next” webpage.

•
The Third Quarter of Fiscal 2013 marked the completion of the transition of the Company from the former Tegal Corporation to CollabRx, Inc., a data analytics company that uses cloud-based expert systems to inform healthcare decision-making. The Company consolidated operations from Petaluma, CA, and Palo Alto, CA, and completed its relocation into new headquarters in San Francisco, CA.

CollabRx noted that its acquired operations was a development-stage company and that its stock began trading on Nasdaq under the symbol CLRX, on September 27, 2012 – two trading days before the beginning of the Third Quarter of Fiscal 2013.  The financial report for the fiscal third quarter includes one-time launch activities for the newly public CollabRx.  CollabRx entered its commercialization stage in the current Fourth Quarter of Fiscal 2013.

Business Outlook

In the current Fourth Quarter of Fiscal 2013, CollabRx expects to begin recognizing revenue related to software development as part of its agreement with Life Technologies.

CollabRx expects quarterly cash operating expenses to continue to be in the range of $750,000 to $1 million.  However, the company expects its operating expenses in near-term quarters to be materially offset by revenue both from agreements with its current partners and customers, as well as new agreements that it expects to sign during Fiscal 2014.  CollabRx believes that it could reach cash break-even upon completion of one or more agreements in the company’s new-business pipeline.

“We are confident that, in Calendar 2013, we can establish a demonstrable trajectory to becoming a technology, content and market leader in the data analytics space in health care, covering a breadth of disease states in genomic medicine, with a depth of analytic and data management capabilities,” said Chairman and Chief Executive Officer Thomas Mika.  “We are advancing our engagements with Everyday Health and Life Technologies, and our Therapy Finder apps are becoming increasingly available to greater numbers of cancer patients.  We are proud to have such a meaningful impact on the treatment of cancer.  We believe that our expanding pipeline of additional strategic partnerships can bring CollabRx solutions to even more patients, physicians and clinicians, beginning in Calendar 2013.”

Investor Conference Call Today at 5 p.m. EST (2 p.m. PST)

CollabRx will hold an investor conference call today to discuss the Company’s financial results for the third quarter of fiscal 2013 and to provide an update to the business.

The dial-in number for the live audio call beginning today at 5 p.m. EST (2 p.m. PST) is 877-369-6591 in the U.S. and 253-237-1176 for international participants.  The conference identification number is 97663524.  A live webcast of the conference call and a webcast replay (available for one year following the call) will also be available at:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=125215&CompanyID=AMDA-1MQZB1&e=1&mediaKey=B72F44BB3E6E439488C570745B377AD3.

About CollabRx
CollabRx, Inc. (NASDAQ: CLRX) is a leader in cloud-based expert systems to inform health care decision-making. CollabRx uses information technology to aggregate and contextualize the world’s knowledge on genomics-based medicine with specific insights from the nation’s top cancer experts starting with the area of greatest need: advanced cancers in patients who have effectively exhausted the standard of care. More information may be obtained at http://www.collabrx.com.

CollabRx Safe Harbor Statement
This press release includes forward-looking statements about CollabRx’s anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to industry trends and CollabRx’s plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by CollabRx with the Securities and Exchange Commission. CollabRx undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

COLLABRX, INC. AND SUBSIDIARIES
(formerly TEGAL CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)
 (In thousands, except share data)

	December 31,	March 31,
	2012	2012*
ASSETS
Current assets:
Cash and cash equivalents	$5,073	$7,820
Prepaid expenses and other current assets	149	56
Other assets of discontinued operations	11	418
Total current assets	5,233	8,294
Property and equipment, net	119	56
Intangible assets, net	1,568	-
Goodwill	603	-
Investment in convertible promissory note	337	312
Total assets	$7,860	$8,662
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51	$1
Promissory note	500	-
Common stock warrant liability	16	19
Accrued expenses and other current liabilities	261	316
Liabilities of discontinued operations	16	246
Total current liabilities	844	582
Deferred tax liability	612	-
Total liabilities	1,456	582

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value; 50,000,000 shares authorized; 1,925,240 and 1,688,807 shares issued and outstanding at December 31, 2012 and March 31, 2012, respectively	19	17
Additional paid-in capital	130,489	129,052
Accumulated other comprehensive loss	(142)	(142)
Accumulated deficit	(123,962)	(120,847)
Total stockholders’ equity	6,404	8,080
Total liabilities and stockholders’ equity	$7,860	$8,662

* Derived from the Company’s audited consolidated financial statements.

COLLABRX, INC. AND SUBSIDIARIES
(formerly TEGAL CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and OTHER COMPREHENSIVE INCOME
 (Unaudited)
 (In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$-	$-	$50	$-
Revenue - related party	25	38	75	75
Total revenue	25	38	125	75
Cost of revenue	18	--	38	--
Gross profit	7	38	87	75
Operating expenses:
Engineering	--	--	328	--
Research and development	285	--	285	--
Sales and marketing expenses	127	--	176	--
General and administrative expenses	864	432	2,546	1,873
Total operating expenses	1,276	432	3,335	1,873
Operating loss	(1,269)	(394)	(3,248)	(1,798)
Equity in loss of unconsolidated affiliate	--	(181)	--	(501)
Other income (expense), net	9	(8)	29	6
Loss before income tax benefit	(1,260)	(583)	(3,219)	(2,293)
Income tax benefit	(52)	--	(52)	--
Loss from continuing operations	(1,208)	(583)	(3,167)	(2,293)
Income from discontinued operations, net of taxes	56	2,852	52	3,091
Net (loss) income and comprehensive (loss) income	$(1,152)	$2,269	$(3,115)	$798

Net loss per share from continuing operations:
Basic and diluted	$(0.64)	$(0.34)	$(1.76)	$(1.36)
Net income per share from discontinued operations:
Basic and diluted	$0.03	$1.69	$0.03	$1.83
Net (loss) income per share:
Basic and diluted	$(0.61)	$1.35	$(1.73)	$0.47

Weighted-average shares used in per share computation:
Basic and diluted	1,884	1,689	1,798	1,689

CollabRx Contacts:
Thomas R. Mika, Chairman and CEO
CollabRx, Inc.
(415) 248-5350

Robert Ferri Partners, LLC
Robert Ferri
(415) 575-1589 (direct)
robert.ferri@robertferri.com
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